Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 19, 2011, relating to the financial statements and financial highlights which appear in the June 30, 2011 Annual Reports to Shareholders of the AGIC Growth Fund, AGIC Income & Growth Fund, AGIC Mid-Cap Growth Fund, AGIC Opportunity Fund, AGIC Systematic Growth Fund, AGIC Target Fund, NFJ All-Cap Value Fund, NFJ Dividend Value Fund, NFJ Large-Cap Value Fund, NFJ Mid-Cap Value Fund, NFJ Renaissance Fund, NFJ Small-Cap Value Fund, RCM Large-Cap Growth Fund, RCM Mid-Cap Fund, RCM Strategic Growth Fund, AGIC Emerging Markets Opportunities Fund, AGIC Global Fund, AGIC International Fund, AGIC Pacific Rim Fund, NFJ International Value Fund, RCM Disciplined International Equity Fund, RCM Global Commodity Equity Fund (formerly known as Allianz RCM Global Resources Fund before September 1, 2011), RCM Global Small-Cap Fund, RCM Technology Fund and RCM Wellness Fund, each a fund of the Allianz Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
October 28, 2011